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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-A

                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934


                        FIRST BANK CORPORATE CARD MASTER TRUST
                (Exact name of registrant as specified in its charter)



             Delaware                                  46-0168855
(State of Incorporation or organization) (IRS Employer Identification number)

  141 North Main Avenue, Sioux Falls, SD                  57117
 (Address of principal executive offices)               (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /


Securities to be registered pursuant to Section 12(b) of that Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

 Asset Backed Certificates, Series 1997-1, issued by First Bank Corporate Card
                                  Master Trust


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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrants' Securities to be Registered.

         Reference is made to the Registrant's Amendment No. 5 to Registration Statement on Form S-1, Registration Statement No. 333-01837 filed with the Commission on February 21, 1997, under the section entitled "Description of Certificates" on page 43, which is incorporated herein by reference.

Item 2.  Exhibits.

    *4.1 Pooling and Servicing Agreement

    *4.2 Series 1995-1 Supplement (including form of certificate)

* Incorporated by reference to the like numbered Exhibit of the Trust's Form 8-K filed March 13, 1997.


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                                      SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.



                   FIRST BANK CORPORATE CARD MASTER TRUST
                   By First Bank of South Dakota (National Association), as Originator



                   By:  /s/ David P. Grandstrand
                        -------------------------
                        David P. Grandstrand
                        Senior Vice President and Treasurer

Dated:  June 30, 1997